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                                                                   EXHIBIT 21.1

                              LIST OF SUBSIDIARIES



Peregrine Federal Systems, Inc. (Illinois)

Prototype, Inc. (California)

XVT Software, Inc. (Colorado)

Peregrine Bridge Subsidiary, Inc. (Delaware)

Peregrine Systems of Canada, Inc. (Canada)

Peregrine Systems, GmbH (Germany)

Peregrine Systems, B.V. (Netherlands)

Peregrine Systems, Ltd. (UK)

Peregrine Systems International, Inc. (Barbados)

Peregrine Systems Australia Pty, Ltd. (Australia)

Peregrine Systems, Private Ltd. (Singapore)

Peregrine Asset Management Corporation (Delaware)

Peregrine Systems, K.K. (Japan)

FPrint UK, Ltd. (UK)

Peregrine Systems, S.A. (France)

Aquisition Et Gestion De Donnees Et Signaux (France)

Apsylog, Inc. (California)

Apsylog, GmbH (Germany)

Peregrine Systems Global, Ltd. (Ireland)

Knowlix Corporation (Delaware)

Micro Computer Company of Delaware, Inc. (Delaware)

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Facility Management Systems (Illinois)

Peregrine Nova Scotia Company (Nova Scotia)

Peregrine Systems Rail Management, Inc. (Massachusetts)

Peregrine Systems Ltd. (Canada)

Telco Research Corporation (Tennessee)

TSB International Pty Ltd. (Australia)

Telco Research Ltd. (UK)

TMSI, Inc. (Virginia)

Telco Research NV/SA (Belgium)

SRCM Ltd. (UK)

Systems Reliability France SA (France)

TSB Acquisition Corp. (US)

Wayland Systems Ltd. (UK)

Peregrine Systems Do Brasil Limitada (Brazil)

Peregrine Systems A/S (Denmark)

Peregrine Systems SRL (Italy)

Peregrine Systems S.A. (Spain)

Peregrine Systems B.V.B.A. (Belgium)

Peregrine Systems GmbH (Switzerland)

Peregrine Systems AB (Sweden)

Peregrine Systems AS (Norway)

Peregrine Systems OY (Finland)

Peregrine Systems New Zealand Limited (New Zealand)

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Peregrine Systems Limited (Hong Kong)

Peregrine Systems Operations, Limited (Ireland)

Peregrine Connectivity, Inc. (Georgia)

Harbinger Holdings, Inc. (Delaware)

Harabinger de Mexico, S de RL de C.V. (Mexico)

Harbinger International S.r.l. (Italy)

Harbinger Holdings B.V. (Netherlands)

Harbinger N.V. (Netherlands )

Harbinger GmbH (Germany)

Harbinger Canada (Canada)

Peregrine E-Markets, Inc. (Delaware)

Harbinger Data Communications B.V. (Netherlands)

Harbinger Computer Centrum B.V. (Netherlands)

Harbinger UK Ltd. (UK)

Harbinger, S.A. (France)

Prime Factors, Inc. (Oregon)

Peregrine California Padres, Inc. (Delaware)

Peregrine Ontario Blue Jays, Inc. (Delaware)

Peregrine Diamond, Inc. (Delaware)

Peregrine Ottawa Nova Scotia Co. (Canada)

Peregrine Networks Canada, Inc. (Canada)

Loran International Technologies, Inc. (Canada)

Loran Network Management Ltd. (Barbados)

Loran Technologies Inc. (Virginia)

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Loran Network Systems, Inc. (Canada)

Loran Network Systems LLC (Delaware)

Extricity, Inc. (Delaware)

Extricity B.V. (Netherlands)

Extricity Software Limited (UK)

Extricity GmbH (Germany)

Extricity SARL (France)

Extricity (Canada) Corporation (Canada)